Exhibit 99.2
 August 12, 2025  FDA Approval of BRINSUPRI™ for Patients with Non-Cystic Fibrosis Bronchiectasis  FDA: Food & Drug Administration

 Forward Looking Statements  This presentation contains forward-looking statements that involve substantial risks and uncertainties. "Forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential," "continues," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.  The forward-looking statements in this press release are based upon the Company's current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timings discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: failure to successfully commercialize BRINSUPRI in the U.S. or to maintain U.S. approval for BRINSUPRI; failure to obtain, or delays in obtaining, regulatory approvals for BRINSUPRI in Europe or Japan, including the risk that any regulatory approvals, if granted, may be subject to significant limitations on use or subject to withdrawal or other adverse actions by the applicable regulatory authority; uncertainties in the degree of market acceptance of BRINSUPRI by physicians, patients, third-party payors and others in the healthcare community; inaccuracies in the Company's estimates of the size of the potential markets for BRINSUPRI or in data the Company has used to identify physicians; expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates; the Company's inability to obtain adequate reimbursement from government or third-party payors for BRINSUPRI or acceptable prices for BRINSUPRI; development of unexpected safety or efficacy concerns related to BRINSUPRI, including the risk that data generated in further clinical trials of brensocatib may not be consistent with the results of the ASPEN study, which may result in changes to the product label and may adversely affect sales, or result in withdrawal of BRINSUPRI from the market; failure by us to comply with agreements related to brensocatib, including our license agreement with AstraZeneca AB; failure to successfully conduct future clinical trials for brensocatib, including due to the Company's potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things; failure to obtain regulatory approval for potential future brensocatib indications; and failure of third parties on which the Company is dependent to manufacture sufficient quantities of brensocatib for commercial or clinical needs, to conduct the Company's clinical trials, or to comply with the Company's agreements or laws and regulations that impact the Company's business or agreements with the Company.  The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company's forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company's business, please see the factors discussed in Item 1A, "Risk Factors," in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Company filings with the Securities and Exchange Commission (SEC). The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.  This presentation is not a promotion or advertisement of BRINSUPRI. Insmed and BRINSUPRI are trademarks of Insmed Incorporated.

 Opening Remarks  Label Details  Closing Remarks  Q&A Session  5-6  8  9  10  Slides  Will Lewis  Chair & CEO  Agenda  Speakers  Dr. Martina Flammer  Chief Medical Officer

 Opening Remarks  Will Lewis | Chair & CEO

 A Historic Day for Patients with Bronchiectasis  Bronchiectasis / NCFB refers to patients with non-cystic fibrosis bronchiectasis   BRINSUPRI approved for adults & adolescents 12+ years diagnosed with NCFB  Second time launching a first-in-disease therapy for patients in the U.S.  Salesforce expected to begin engaging with U.S. pulmonologists about BRINSUPRI immediately

 Frictionless Launch: Prioritizing Patient Access  1 In the U.S., Europe, UK, and Japan only | NCFB: non-cystic fibrosis bronchiectasis | #: number  Rebating expected to ensure   favorable patient access   $  annual U.S. list price met by a receptive payor audience  ~25% to 35%  Gross-to-net assumption  >$5B  Peak sales estimate  in the NCFB indication only1  * Expect to provide until BRINSUPRI sales guidance is issued   Launch   Metrics  Sales  New Patient Starts*  # of Prescribers*

 Label Details  Dr. Martina Flammer | Chief Medical Officer

 Label Offers Physicians Flexibility to Prescribe Either Dose of BRINSUPRI to Patients  NCFB: non-cystic fibrosis bronchiectasis | FEV1: forced expiratory volume in 1 second, a key measure of lung function| mg: milligram  Approved in 10 mg and 25 mg tablet form for adults and adolescents 12+ years with NCFB  25 mg dose label incudes details on statically significant benefits on FEV1   No requirement on number of documented pulmonary exacerbations  Label reflective of the safety profile observed during clinical development

 Closing Remarks  A Historic Day for Patients: BRINSUPRI approval presents opportunity to potentially serve ~500K NCFB patients in the U.S.  BRINSUPRI availability in the U.S. is expected to increase NCFB diagnoses and documented pulmonary exacerbations over time  We are well-resourced and ready to deliver a successful launch and transform the lives of patients with NCFB  NCFB: non-cystic fibrosis bronchiectasis

 Q&A Session  Will Lewis  Chair & CEO  Sara Bonstein  Chief Financial Officer  Dr. Martina Flammer  Chief Medical Officer  Thank you to the patients, investigators, and employees who contributed to this approval!